Exhibit 99.1

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May 17, 2023, is by and among (a) Regency Centers Corporation, a Florida corporation (“Parent”), (b) Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”) (solely with respect to Section 7 and Sections 8.2 through 8.23), and (c) the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party.”

RECITALS

A.    Prior to the execution and delivery of this Agreement, Parent, the Company, Hercules Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), UB Maryland I, Inc., a Maryland corporation and a wholly owned subsidiary of the Company (“Hermes Sub I”), and UB Maryland II, Inc., a Maryland corporation and a wholly owned subsidiary of Hermes Sub I (“Hermes Sub II”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for (i) the merger of Hermes Sub II with and into the Company at the First Merger Effective Time, with the Company being the surviving corporation (the “First Merger”) and (ii) following the First Merger Effective Time, the merger of Hermes Sub I with and into Merger Sub at the Second Merger Effective Time, with Merger Sub surviving the merger (the “Second Merger” and, together with the First Merger, the “Mergers”);

B.    As of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.01 per share, of the Company and class A common stock, par value $0.01 per share, of the Company (collectively, the “Common Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Common Shares owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional Common Shares that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), such Stockholder’s “Covered Shares”); and

C.    In connection with the execution by Parent and Merger Sub of the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Definitions. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used and capitalized in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1.    “Expiration Time” shall mean the earliest to occur of (a) the Second Merger Effective Time, (b) a Company Adverse Recommendation Change in accordance with Section 7.3 of the Merger Agreement and (c) such time as the Merger Agreement is terminated in accordance with the terms of the Merger Agreement.

1.2.    “Transfer” shall mean: (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise) or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement); (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares; or (c) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b) above.

2.         Agreement to Not Transfer the Covered Shares; No Inconsistent Arrangements

2.1.    No Transfer of Covered Shares. Until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any Covered Shares of any Stockholder, other than with the prior written consent of Parent. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by such Stockholder’s trustee in any bankruptcy, a sale to a purchaser at any creditor’s or court sale, or any Transfer by divorce decree of a court of competent jurisdiction or by will, trust, intestacy or other similar applicable Law upon such Stockholder’s death), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Time.

2.2.    No Inconsistent Arrangements. Until the Expiration Time, each Stockholder agrees not to take any action, in its capacity as the record holder or beneficial owner of Covered Shares, that would directly or indirectly have the effect of preventing, materially delaying or materially impairing such Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, materially delaying or materially impairing, the consummation of Mergers or the other transactions contemplated by the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement.

3.          Agreement to Vote the Covered Shares.

3.1.    Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (a) in favor of any proposal to approve the Mergers (or any similar proposal required to be approved in order for either of the Mergers to be consummated); and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company, Hermes Sub I or Hermes Sub II contained in the Merger Agreement, or of any Stockholder contained in this Agreement, or (2) any Company Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Mergers and/or the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

3.2.    Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3.    Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly following receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

3.4.    Irrevocable Grant of Proxy. In the event of a failure by a Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 3.1 and Section 3.2 prior to the Expiration Time, such Stockholder hereby irrevocably (until the Expiration Time, at which time this proxy shall automatically be terminated) grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Covered Shares, or grant a consent or approval in respect of the Covered Shares owned (beneficially or of record) by a Stockholder in a manner consistent with Section 3.1 and Section 3.2. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.4 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked except as set forth herein. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes expressly set forth in this Agreement. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

4.         Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, Hermes Sub I, Hermes Sub II or any of their respective Affiliates, successors, directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of either of the Mergers) or (b) alleging a breach of any duty of the Company’s Board of Directors or the Board of Directors of Hermes Sub I in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

5.         Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by any Stockholder in its capacity as a director or officer of the Company or from complying with his or her duties or other legal obligations while acting in such capacity as a director or officer of the Company.

6.         Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent and the Company that:

6.1.    Due Authority. Such Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If such Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (b) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Action therefor may be brought.

6.2.    Ownership of the Covered Shares. (a) Such Stockholder is, as of the date hereof, the beneficial and record owner of the Covered Shares set forth on Schedule A, free and clear of any and all Liens other than those (i) created by this Agreement or (ii) arising under applicable securities Laws, and (b) except as disclosed on Schedule A, such Stockholder has sole voting and dispositive power over all of the Covered Shares beneficially owned by such Stockholder. Such Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any Common Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Common Shares or other voting shares of the Company) other than the Owned Shares.

6.3.    No Conflict; Consents.

a.    The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the compliance by such Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by such Stockholder pursuant to any contract or obligation to which any Stockholder is a party or by which any Stockholder is subject.

b.    No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

c.    Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7.         Takeover Statutes; Excess Stock. The Company Board has taken all action necessary to render inapplicable to the Mergers and the other transactions contemplated by the Merger Agreement and the Voting Agreement the restrictions on business combinations and control share acquisitions contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL and in order to exempt, to the extent applicable, any acquisition of beneficial ownership of the Company’s capital stock pursuant to the Voting Agreement, from the “Ownership Limit” (as set forth in Section 9.b. of the Company Charter). No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law or restriction contained in the Company Charter or Company Bylaws is applicable to the Merger Agreement, the Voting Agreement, the Mergers or the other transactions contemplated by the Merger Agreement or the Voting Agreement.

8.         Miscellaneous.

8.1.    No Solicitation. Until the Expiration Time, each Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action that the Company is prohibited from taking pursuant to Section 7.3 of the Merger Agreement.

8.2.    Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Shares,” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In addition, following the First Merger Effective Time, the term “Owned Shares” shall include any shares of Hermes Sub I Common Stock or Hermes Sub I Class A Common Stock and references to the Company herein shall also include Hermes Sub I.

8.3.    Amendments and Modifications. Subject to Law, this Agreement may be amended, modified and supplemented, by written agreement of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4.    Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such fees, costs or expenses.

8.5.    Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given when delivered in person, by overnight courier or by email transmission (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto), or two Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

a.    if to a Stockholder, to the address for notice set forth on Schedule A hereto, with a copy (which shall not constitute notice) to:

c/o Urstadt Biddle Properties Inc.

321 Railroad Avenue

Greenwich, CT 06830

Attn: Willing L. Biddle

Email: wbiddle@ubproperties.com

b.    if to Parent, to:

c/o Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, Florida 32202

Attn:    Michael Mas

            Michael Herman

Email: michaelmas@regencycenters.com

            michaelherman@regencycenters.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn:    Adam O. Emmerich

            David K. Lam

Email: aoemmerich@wlrk.com

            dklam@wlrk.com

c.    if to the Company, to:

Urstadt Biddle Properties Inc.

321 Railroad Avenue

Greenwich, CT 06830

Attn:    Willing L. Biddle

            Miyun Sung

Email: wbiddle@ubproperties.com

            msung@ubproperties.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

Columbia Square

555 13th St NW

Washington, DC 20004

Attn:    David Bonser

            Stacey McEvoy

Email: david.bonser@hoganlovells.com

            stacey.mcevoy@hoganlovells.com

Any Party may by notice delivered in accordance with this Section 8.5 to the other Parties designate updated information for notices hereunder. Notice of any change to the address or any of the other details specified in or pursuant to this section will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date specified in such notice or the date that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.5. Nothing in this Section 8.5 will be deemed to constitute consent to the manner or address for service of process in connection with any legal Action, including litigation arising out of or in connection with this Agreement.

8.6.    Governing Law. This Agreement and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or be related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

8.7.    Consent to Jurisdiction. Each of the Company, Parent and each Stockholder irrevocably agrees (a) to submit itself to the exclusive jurisdiction and forum of the Circuit Court for Baltimore City (Maryland) or, if that court does not have jurisdiction, to the United Stated District Court for the State of Maryland, Northern Division (the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement, (b) to request and/or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement to the Business and Technology Case Management Program of the Circuit Court for Baltimore City (Maryland), (c) that it will not attempt to deny or defeat such jurisdiction or forum by motion or other request for leave from any such court, (d) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (e) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees that service of process may be made within or outside the State of Maryland, and agree that service of process on such Party at the address referred to herein by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service shall be deemed effective service of process. Service made pursuant to the foregoing sentence shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

8.8.    Service of Process. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.7 in any such action or Action by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.5. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

8.9.    Waiver of Jury Trial. EACH OF PARENT, COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, ACTION OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.9.

8.10.    No Waiver; Remedies Cumulative. No failure or delay by any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

8.11.    Documentation and Information. No Stockholder shall (and the Stockholders shall cause their respective controlled Affiliates, excluding the Company, not to) make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent, and such Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure if requested by Parent). Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Mergers and/or the other transactions contemplated by the Merger Agreement, and each Stockholder acknowledges that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Each Stockholder agrees to promptly give the Company and Parent any information it may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

8.12.    Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

8.13.    Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

8.14.    Specific Performance. The Parties acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each Party will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement. Notwithstanding the Parties’ rights to specific performance pursuant to Section 8.14, each Party may pursue any other remedy available to it at law or in equity, including monetary damages.

8.15.    Entire Agreement. This Agreement (and to the extent applicable, the Merger Agreement), including the Schedules hereto, constitutes the entire agreement among the Parties, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

8.16.    Interpretation. Except where stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement, (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting, (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (c) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if,” (d) descriptive headings are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement, (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (f) references to a Person are also to its permitted successors and assigns, (g) references to a “Section,” or “Schedule” refer to a Section of, or a Schedule to, this Agreement, (h) references to a federal, state, local or foreign statute or Law shall mean such Law as from time to time amended, modified or supplemented, and include any rules, regulations and delegated legislation issued thereunder, and (i) words denoting any gender will be deemed to include all genders and words denoting natural persons will be deemed to include business entities and vice versa. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. No summary of this Agreement prepared by any Party will affect the meaning or interpretation of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Whenever the final day for performance of an obligation under this Agreement, falls on a day other than a Business Day, the time period for performance thereof will automatically be extended to the next day that is a Business Day.

8.17.    Assignment; Third Party Beneficiaries. This Agreement will not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, will confer upon any Person other than the Parties and their respective successors and permitted assigns any right, benefit or remedy of any nature by reason of this Agreement.

8.18.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

8.19.    Non-Survival. Subject to Section 8.20, none of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Expiration Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Expiration Time.

8.20.    Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.16, 8.19 and 8.20 shall survive any such termination. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, neither this Section 8.20 nor Section 8.19 shall relieve any Party from liability for any willful and material breach of this Agreement or from fraud prior to termination of this Agreement.

8.21.    Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf), including (but not limited to) DocuSign, delivered by electronic mail), each of which will be deemed an original but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

8.22.    No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed and delivered by all parties thereto and (b) this Agreement is executed and delivered by all Parties hereto.

8.23.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and neither Parent nor any Affiliate of Parent shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Covered Shares, except as otherwise expressly provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

REGENCY CENTERS CORPORATION

By:	/s/ Lisa Palmer
Name: Lisa Palmer
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

URSTADT BIDDLE PROPERTIES INC.

By:	/s/ Willing L. Biddle
Name: Willing L. Biddle
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

URSTADT PROPERTY COMPANY, INC.

By:	/s/ Charles D. Urstadt

Name:	Charles D. Urstadt
Title:	Chairman of the Board

/s/ Elinor F. Urstadt
Elinor F. Urstadt

URSTADT REALTY ASSOCIATES CO LP

By: URSTADT PROPERTY COMPANY, INC.
Its sole general partner

By:	/s/ Charles D. Urstadt

Name:	Charles D. Urstadt
Title:	Chairman of the Board

URSTADT REALTY SHARES II L.P.

By: URSTADT PROPERTY COMPANY, INC.
Its sole general partner

By:	/s/ Charles D. Urstadt

Name:	Charles D. Urstadt
Title:	Chairman of the Board

/s/ Willing L. Biddle
Willing L. Biddle

/s/ Catherine U. Biddle
Catherine U. Biddle

[Signature Page to Voting Agreement]

Schedule A

Name	Address	Owned Shares*
Urstadt Property Company, Inc.	2 Park Place Bronxville, New York 10708	100,000 Class A 3,286,578 Common

Elinor F. Urstadt	2 Park Place Bronxville, New York 10708	176,767 Class A 4,093,198 Common

Urstadt Realty Associates Co LP	2 Park Place Bronxville, New York 10708	0 Class A 1,942,431 Common

Urstadt Realty Shares II L.P.	2 Park Place Bronxville, New York 10708	0 Class A 455,721 Common

Willing L. Biddle	321 Railroad Avenue, Greenwich, Connecticut 06830	55,824 Class A 4,479,570 Common

Catherine U. Biddle	2 Park Place, Bronxville, New York 10708	55,824 Class A 4,479,570 Common

*

Includes shares of Class A Common Stock and Common Stock over which the Stockholder has shared voting and dispositive power. If any additional Common Shares are owned by any of the Stockholders as of the date hereof, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.